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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form F-3 (No. 333-       ) and related prospectus of
Madge Networks N.V. for the registration of the securities listed on the facing sheet and to the incorporation by reference therein of the reference to our firm in "Item 8 Selected Financial Data" and of our report dated January 22, 1999, with respect to the consolidated financial statements and schedule of Madge Networks N.V. included in its Annual Report on Form 20-F for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Reading, England
January 18, 2000